UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 16, 2011

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

4440 Rosewood Drive, Pleasanton, California, 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On November 16, 2011, the Board of Directors (the “Board”) of Ross Stores, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”). The full text of the amendments is attached hereto as Exhibit 3.4. The amendments take effect immediately.

The principal change to the Bylaws as a result of the amendments is to add provisions that implement a majority voting standard with respect to uncontested elections of directors. The amendments provide that any director nominee in an uncontested election who receives more votes to “withhold approval” or against election than votes in favor of election must tender his or her resignation to the Board within 14 days following the certification of the stockholder vote. The Board then has authority to determine whether or not to accept the director’s resignation. The amendments provide that the Nominating and Corporate Governance Committee (or another committee designated by the Board) will generally consider what action should be taken with respect to such offers of resignation, and make a recommendation to the Board within 60 days following the certification of the stockholder vote. The Board is to take action on the recommendation within 90 days following the certification of the stockholder vote. Both the reviewing committee and the Board are authorized to consider all factors they believe to be relevant in determining whether or not to accept any resignation. Within five business days after reaching its decision, the Board is required to publicly disclose the decision, including, if applicable, the reasons for not accepting an offer of resignation. The amendments also authorize the Nominating and Corporate Governance Committee to adopt and establish policies, guidelines, factors for consideration, and director qualification requirements as it determines to be appropriate in order to implement the Bylaw amendments.

The foregoing description of the amendments to the Ross Stores, Inc. Amended and Restated Bylaws is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the amendments to the Bylaws, which is attached hereto as Exhibit 3.4 and incorporated by reference herein. The Amended and Restated Bylaws as in effect prior to these amendments are attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 23, 2011.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits.

3.4	Amendments adopted November 16, 2011 to the Ross Stores, Inc. Amended and Restated Bylaws, dated August 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2011

ROSS STORES, INC.
Registrant

By:	/s/ M. LeHocky
Mark LeHocky
Senior Vice President, General Counsel and
Corporate Secretary

Exhibit Index

3.4	Amendments adopted November 16, 2011 to the Ross Stores, Inc. Amended and Restated Bylaws, dated August 17, 2011